       1                                      EXHIBIT 11
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
                         CALCULATION OF EARNINGS
                        PER SHARE OF COMMON STOCK
                        (In thousands of shares)


                             Thirteen Weeks Ended     Twenty-Six Weeks Ended
                             --------------------     ----------------------
                              July 2,    July 4,       July 2,     July 4,
                              2000        1999         2000        1999
                             --------------------     ----------------------
Number of shares of
Class A and Class B
Common stock outstanding
at beginning of period          9,440      10,099       9,439       10,093

Issuance of shares of
Class B common stock
(weighted), net of
forfeiture of re-
stricted stock awards               3           3           2            8

Repurchase of Class B
common stock (weighted)             -          (4)          -           (3)
                               ------      ------      ------       ------
Shares used in the computation
of basic earnings per share     9,443      10,098       9,441       10,098

Adjustment to reflect
dilution from common stock
equivalents                        15          42          17           43
                               ------      ------      ------       ------
Shares used in the computation
Of diluted earnings per share   9,458      10,140       9,458       10,141
                               ------      ------      ------       ------
Net income available for
common shares                 $40,915     $67,672     $64,483     $112,386
                               ------      ------      ------      -------
Basic earnings per common
share                           $4.33       $6.70       $6.83       $11.13
                               ------      ------      ------      -------
Diluted earnings
per common share                $4.33       $6.67       $6.82       $11.08
                               ------      ------      ------      -------
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